UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2024

NAPC Defense, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-219700	37-1844836
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1501 Lake Ave SE
Largo, FL 33771

(Address of Principal Executive Offices) (Zip Code)

(754) 242-6272

(Registrant’s telephone number, including area code)

Treasure & Shipwreck Recovery, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Introductory Note:

The Board of Directors determined that a new business opportunity existed for the change in business focus to take advantage of new business opportunities to enter an acquisition agreement for the acquisition of the rights, intellectual property, and associated contracts, letters of intent, and assets as prescribed in the attached acquisition agreement, made between parties from Native American Pride Constructors, LLC for acquisition of certain rights to sale and production of the CornerShot firearms and surveillance technology, owned by Silver Shado of Israel, and other associated leads and rights into the defense industry, including munitions brokering overseas under United Stated State Department Approval for artillery, rocket, and other munitions sales from off shore sources to U.S. approved allies and other countries. In addition, other defense lines of technology development include small arms, suppressor technology development business, and other items. Such agreement reached on March 26, 2024, was subject to verification of the list of acquired rights and business plans with a close out date of May 1, 2024, or after, and sign off by TSR/BLIS for the issued shares for such acquisitions. Included in the business direction change was the change in officers and directors, which was made April 1, 2024, for the new direction of the Company into the defense and law enforcement business. Such acquisition of rights was made for 95,000,000 shares of common stock to be distributed upon approval by TSR/BLIS to enumerated parties at such time being May 1, 2024, or after. There was an acquisition of such rights, intellectual property, sales leads, letters of intent, contract rights and leads, and other matters set forth in such agreement. Such shares were subject to release by TSR/BLIS upon approval of the business lines, by the former CEO and Director. Such shares did not cause a change in ownership control by any majority shareholders.

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 1.01.

The Board of Directors determined that a new business opportunity existed for the change in business focus to take advantage of new business opportunities to enter an acquisition agreement for the acquisition of the rights, intellectual property, and associated contracts, letters of intent, and assets as prescribed in the attached acquisition agreement, made between parties from Native American Pride Constructors, LLC for acquisition of certain rights to sale and production of the CornerShot firearms and surveillance technology, owned by Silver Shado of Israel, and other associated leads and rights into the defense industry, including munitions brokering overseas under United Stated State Department Approval for artillery, rocket, and other munitions sales from off shore sources to U.S. approved allies and other countries. In addition other defense lines of technology development including small arms, suppressor technology development business, and other items. Such agreement reached on March 26, 2024, was subject to verification of the list of acquired rights and business plans with a close out date of May 1, 2024, or after, and sign off by TSR/BLIS for the issued shares for such acquisitions. Included in the business direction change was the change in officers and directors, which was made April 1, 2024, for the new direction of the Company into the defense and law enforcement business. Such acquisition of rights was made for 95,000,000 shares of common stock to be distributed upon approval by TSR/BLIS to enumerated parties at such time being May 1, 2024 or after. There was an acquisition of such rights, intellectual property, sales leads, letters of intent, contract rights and leads, and other matters set forth in such agreement. Such shares were subject to release by TSR/BLIS upon approval of the business lines, by the former CEO and Director. Such shares did not cause a change in ownership control by any majority shareholders and have been under the rights as set forth in the acquisition agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and Item 1.01 of this current report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

The Company acquired the rights to the matters set forth in the acquisition agreement, for the CornerShot sales and production rights from Native American Pride Constructors, for sales and production in the United States, the actual physical units, media, advertising, logos, and other items, by TSR/BLIS, along with the sources and ability for other firearms and munitions sales. Such items acquired include:

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Items for Acquired for NAPC Defense (BLIS) on acquisition made, including

1.	CornerShot rights for sale, domestically and through Saudi Arabia as existing with Silver Shadow of Israel, including the LOI for the CornerShot sale for Saudi Arabia from the Ministry of Defense, which is expected, for an expected order and contract for some 37,000 units of the CornerShot firearms and tactical units to Saudi Arabia as held by Native American Pride for the Silver Shadow of Israel, amount owed for Saudi Arabian payments. Such rights include the ability to contract and utilize the ATF licenses held for production and sale of firearms and accessories related to such technology under contract with TSR/BLIS, and existing approvals from the Department of State for foreign arms transactions, an existing or expected approval for firearms under approval from the Saudi Government. As well this includes the existing relationship with the Saudi Ministry of Defense for interest in the CornerShot purchase, including the relationship and visits expected for closing of such contract. Rights to the proceeds from the joint venture in Saudi Arabia for such introductions and potential future sales.

2.	In addition, the ability and agreements to produce the CornerShot domestically in the United States which includes a current plastics manufacturer relationship and metals production relationship, both to be contracted, for such units of the CornerShot to be produced for all contracts to be achieved. Including planned showings of the technology at planned conventions and conferences in Florida in June 2024, and in New Jersey in June 2024.

3.	Rights as existing to the CornerShot from Silver Shadow of Israel. To include the foreign sales to Saudi Arabia created by persons related to Native American, as well as domestic sales to law enforcement or government agencies in the United States. To include all media, CornerShot units, additional show and demonstration units, videos, and other rights.

4.	Overseas brokering of ammunition sales to US Allies, with State Dept. the DDTC (Directorate of Defense Trade Controls, a government agency within the United States Department of State) as a registered broker the ability to request pre-brokering approval. This includes the sources and leads existing to large scale munitions inventories from third parties, including those on a revolving list that is held by parties which are available overseas for sale, to approved countries and end users. This includes all contacts and relations to overseas producers, holders, and potential purchasers of large-scale munitions sales for such areas as Allied and US military or foreign add to Ukraine. These leads and brokering needed confirmation as to available inventories from owners overseas by TSR/BLIS. The amounts and the available rolling catalogues of available munitions and sources were subject to review and approval for final distribution. The verification shall was made as of or after May 1, 2024, through the current CEO with his experience and knowledge.

5.	Verification for ability to design, manufacture and sell new items and lines of firearms and accessories to include but not be limited to rifles, small arms, ammunition, and accessories. TSR/BLIS has such information and contacts and will use the abilities of production and sales under the Native American Pride permits to conduct such study of new technologies, firearms, production, prototyping knowledge, and sales rights as necessary.

6.	Introduction of new directors and officers, and outside directors, with business, firearms, munitions, and sales experience to TSR/BLIS for a defense and law enforcement sales perspective for the Company operations into the defense industry operations.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. For the transaction to be in place, the agreement attached, was for the purchase of the rights as held above, and other conditions in exchange for the issuance of the 95,000,000 restricted shares to the parties as designated, for such value on the date of the agreement being March 26, 2024, with due diligence for release of such shares to such parties in restricted form. Such shares stayed under the control of TSR/BLIS until verification of the due diligence for the above items for acquisition or the change in direction of the main (leaving Treasure Recovery an ongoing business aspect). Due to the acquisition there was no change of control to any person or entity. Such verification extended beyond the date of May 1, 2024, under the agreement, but is subject to release as of this filing.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Board of Directors resolution there was no change in control of the Issuer to any party. The change in officers and directors was made to include the following for the change in the main direction of the Company:

In accordance with the Agreement, on March 26, 2024, for the new acquisition, the new direction of the company changed, without abandoning the treasure and recovery business, to a change in officers and directors. Not control of the issuer. Such resignations and other matters are included in Item 5.02 below.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Pursuant to the Arrangement Agreement, as of the Effective Time, Craig A. Huffman, Patrick Scheider, and Frederick Conte, resigned as officer and directors, with Craig A. Huffman to continue as Secretary and Chief Legal Officer for the Corporation. Appointed were Edward K. West as Director and Chief Executive Officer, Stephen L. Gurba as President and Director, Evelyn R. Gurba as director, Derrick West as director, and John Spence as director and Chief Financial Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by the items contained in this 8-K filing, the Corporation amended the Name of the Corporation to be changed in Article I, for reasons of the business agreement, was hereby changed to “NAPC Defense, Inc.” from the present Treasure & Shipwreck Recovery, Inc. with the State of Nevada, the SEC, OTCMarkets and other related entities.  Such effectuation was achieved on April 1, 2024.  On June 3, 2024, the Company increased the authorized shares per Nevada Statute under Article from 200,000,000 to 300,000,000 as filed with the State of Nevada for the effectiveness of this transaction by shareholder approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Treasure & Shipwreck Recovery, Inc.
By	/s/ Edward K. West
Name: Edward K. West Title: Chief Executive Officer and Director (Principal Executive Officer)

Date:  June 20, 2024

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